UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CEO and President

On January 28, 2026, Mark E. Zalatoris notified the board of directors (the “Board”) of Inland Real Estate Income Trust, Inc. (the “Company”) that, in accordance with the terms of his agreement with the Company dated January 19, 2024, as amended, he would resign from his positions as President and Chief Executive Officer of the Company effective February 2, 2026. Additionally, Mr. Zalatoris notified the Board that he would resign as a member of the Board effective immediately. Mr. Zalatoris’s resignation was not due to any disagreement with the Company, its business manager or any of its and their affiliates. The Board would like to thank Mr. Zalatoris for his years of service and wish him well in his retirement.

Election of New CEO and President

On January 28, 2026, upon the recommendation of the nominating and governance committee of the Board (the “Nominating Committee”), the Board elected Bernard J. Michael to serve as the President and Chief Executive Officer of the Company, effective February 2, 2026. Mr. Michael will remain as a member of the Board but will no longer qualify as independent. Thus, in connection with accepting his new role, Mr. Michael also resigned from membership on the audit committee, compensation committee and nominating and corporate governance committee of the Board. Mr. Michael’s biography is set forth below.

Bernard J. Michael, 66. Mr. Michael has served as a director of the Company since September 2014. He qualified as “independent” until his election as President and Chief Executive Officer in January 2026. Mr. Michael co-founded AWH Partners, LLC, a privately held real estate investment, development and management firm. He served as co-managing partner of the firm until 2018 and owns a minority interest in the firm. Under Mr. Michael’s leadership, AWH acquired more than $1.4 billion in hotel investments and managed or completed hotel redevelopment projects totaling more than $300 million. In early 2012, AWH acquired Lane Hospitality, which it rebranded as Spire Hospitality, a top-tier national hospitality platform formed in 1980. Mr. Michael also served as the chairman and chief executive officer and president of the Center for Jewish History, a not-for-profit museum and archive in New York, until 2024.

Mr. Michael has over 25 years of experience as a practicing lawyer specializing in real estate with a focus on sophisticated real estate transactions across all asset classes for some of the world's largest property owners, developers and lenders. Mr. Michael was the founder and senior partner of Michael, Levitt & Rubenstein, LLC, a law firm focusing on real estate sales, acquisitions, development, leasing and financing. Mr. Michael and his team worked on some of the largest transactions in New York City, including the development of Time Warner Center and the Hudson Yards projects for The Related Companies. In addition, Mr. Michael and his firm represented developers on major multi-family, retail, office and hospitality projects in China, Saudi Arabia, and in most major cities across the United States.

Prior to forming Michael, Levitt & Rubenstein LLC, Mr. Michael was a partner in the real estate group at Proskauer Rose, LLP. Prior to that, Mr. Michael was an attorney at Weil, Gotschal & Manges and Shea & Gould. Mr. Michael is a graduate of Brown University and New York University School of Law.

The Company’s business manager will be responsible for compensating Mr. Michael for acting as President and Chief Executive Officer of the Company. The Company does not expect to reimburse the business manager for any amounts it pays to Mr. Michael. Mr. Michael has no family relationship with any director or executive officer of the Company, and does not have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Election of New Director

On January 28, 2026, upon the recommendation of the Nominating Committee, the Board elected Alan Feldman as a Class II director of the Company, effective immediately, to fill the vacancy resulting from the resignation of Mr. Zalatoris. Mr. Feldman will serve as a Class II director until the 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualifies. Upon the recommendation of the Nominating Committee, the Board determined that Mr. Feldman qualifies as an independent director of the Company as defined in the Company’s corporate governance guidelines, and, as described below, will serve as a member of the Nominating Committee (as its chair), the audit committee and the compensation committee of the Board. Biographical information regarding Mr. Feldman is provided below. Mr. Feldman was not elected pursuant to any arrangement or understanding between himself and any other person. Mr. Feldman has no family relationship with any director or executive officer of the Company, and does not have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Feldman, like the Company’s other independent directors, will be paid an annual fee of $90,000 plus a fee described below for his services as chair of the Nominating Committee. The Company does not pay its directors additional fees for attending board meetings but does reimburse each of its directors for reasonable out-of-pocket expenses incurred by them in attending meetings. Each independent director may elect to receive payment of all or a portion of his or her fee in the form of unrestricted shares in lieu of cash pursuant to the

Company’s employee and director restricted share plan (the “RSP”) and may elect to defer the receipt of all or a portion of his or her fee pursuant to our director deferred compensation plan (the “DDCP”).

Alan Feldman, age 62. Mr. Feldman currently serves as a senior fellow of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he has also taught since 2013. Mr. Feldman has served as an independent director of EQT Exeter Real Estate Income Trust, Inc. since June 2023 and an independent director of IPC Alternative Real Estate Income Trust, Inc., another non-traded REIT sponsored by the Company’s sponsor, since January 2026. Mr. Feldman served as the chief executive officer and chairman of the board of directors of Resource REIT from October 2012 to May 2022, and as Resource REIT’s president from September 2020 to May 2022. Resource REIT was a non-traded REIT which was acquired by Blackstone Real Estate Income Trust, Inc. (“BREIT”) in May 2022. At Resource REIT, Mr. Feldman was responsible for overseeing the strategy for the company and its real estate investment portfolio. Prior to Resource REIT’s mergers with Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and Resource Apartment REIT III, Inc. (“REIT III”) in January 2021, he was also chief executive officer and chairman of the board of REIT I from June 2009 and REIT III from June 2017. He also served as the president of REIT I and REIT III from September 2020 until the mergers. Mr. Feldman served as a senior vice president of Resource America from August 2002 to September 2020 and as chief executive officer of its wholly owned subsidiary, Resource Real Estate (Resource REIT’s founding sponsor) from May 2004 to September 2020. From 1998 to 2002, Mr. Feldman was a vice president at Lazard Freres & Co., an investment banking firm specializing in, among other market segments, real estate matters. From 1992 through 1998, Mr. Feldman was an executive vice president of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full-service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Bristol-Myers Squibb Corporation. Mr. Feldman received Bachelor of Science and Master of Science degrees in chemical engineering from Tufts University, and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. The Board believes that Mr. Feldman’s experience as a director of numerous other non-traded REITs makes him well qualified to serve as a member of the Company’s board of directors.

Board Committees

Concurrent with the actions described herein, Lee Daniels, an independent director, stepped down as the Company’s “Lead Independent Director,” effective as of January 28, 2026. Mr. Daniels will continue to serve on the Board. As a result of Mr. Daniels’ decision, Steven Davis, an independent director, was appointed “Lead Independent Director” which resulted in his resignation as chair of the Nominating Committee. Mr. Feldman was appointed chair of the Nominating Committee, the position previously held by Mr. Davis, and Mr. Daniels was appointed chair of the compensation committee, the position previously held by Mr. Michael. Ms. Henry remains as the chair of the audit committee of the Board.

The Company pays the chair of the nominating and corporate governance committee an annual fee of $15,000, the chair of the compensation committee an annual fee of $15,000, the chair of the audit committee an annual fee of $20,000 and the Lead Independent Director an annual fee of $20,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	February 2, 2026	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer